SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 11, 2005
(Date of Report)

March 25, 2005
(Date of Earliest Event Reported)

Claremont Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	000-50240 Commission File Number	98-0338263 (IRS Employer I.D. No.)

1100 - 1200 West 73rd Ave.
Vancouver, B.C V6P 6G5
(Address of Principal Executive Offices)

(604) 267-7032
(Registrant's Telephone Number)

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

On or about March 25, 2005, two creditors of Claremont Technologies Corp. filed with the U.S. Bankruptcy Court, District of Nevada, an involuntary petition under Chapter 7 of the United States Bankruptcy Code.  At a scheduling hearing on May 4, 2005, the Court set the matter for trial on June 7, 2005.

The Company disputes all debt that has been asserted against it in the Petition, and will aggressively defend this action, which has been brought by the Company's former affiliates and their related parties for debts allegedly incurred prior to the closing of the reverse merger between Claremont Technologies Corp. and Safe Cell Tabs, Inc., despite language in the definitive merger documentation confirming that the Company was being acquired debt-free.

ITEM 8.01 OTHER EVENTS

The Company will announce next week by way of a press release several significant new business initiatives. The Company's wholly owned subsidiary Safe Cell Tab, has successfully implemented a test market rollout of the Safe Cell Tab product line. Focusing on Safe Cell Tabs leading clinical testing portfolio and the success of the newly formatted NHL professional hockey player testimonial program, the Company has entered into business discussions and product evaluation with several major distribution wholesalers.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLAREMONT TECHNOLOGIES CORP.

DATE: May 11, 2005	By:	/s/ DAN STEER
Dan Steer
Principal Executive Officer